Exhibit 10.27

2018 TIME OPTION GRANTS

NEW ACADEMY HOLDING COMPANY LLC
TIME OPTION AWARD AGREEMENT

THIS TIME OPTION AWARD AGREEMENT (this “Award”), made by and between New Academy Holding Company LLC, a Delaware limited liability company (hereinafter referred to as the “Company”), and the individual/participant whose name is set forth on the Master Signature Page attached to this Award (the “Grantee”), is entered into as of the “Grant Date” set forth on such Master Signature Page (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the New Academy Holding Company LLC 2011 Unit Incentive Plan, as amended, modified or supplemented from time to time (the “Plan”).
WHEREAS, as an incentive for the Grantee’s efforts in connection with his or her Employment by, or performance of other services for, the Company (or its Affiliates, as applicable), the Company wishes to afford the Grantee the opportunity to purchase a number of Membership Units (which Membership Units shall entitle the Grantee to any and all rights and benefits to which the holder of such Membership Units may be provided under the LLC Agreement and the Delaware Limited Liability Company Act), subject to the terms and conditions set forth herein and in the Plan; and
WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Award, pursuant to which the Committee, appointed to administer the Plan, has instructed the undersigned officers to issue this Time Option.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, this Award shall be granted in accordance with and subject to the terms and conditions as follows:
ARTICLE I.
DEFINITIONS
Whenever the following terms are used in this Award, they shall have the meaning specified below unless the context clearly indicates to the contrary.
Section 1.1Cause
“Cause” means “Cause” as defined and determined in the Employment Agreement, if any, or if the Grantee has no Employment Agreement or the term “Cause” is not defined in the Employment Agreement, “Cause” shall mean the (i) Grantee’s act of dishonesty or disloyalty (including, but not limited to, fraud, misrepresentation, embezzlement or misappropriation), (ii) Grantee’s failure to timely or sufficiently perform any material and reasonable duties assigned to him/her, (iii) Grantee’s failure to reach the material and reasonable goals set forth for the Grantee, including poor performance and/or failure to achieve an acceptable performance rating, (iv) Grantee’s breach of any policy of Academy, Ltd., including but not limited to all employment, ethics, conflict of interest, and code of conduct policies, (v) Grantee’s drug or alcohol abuse, (vi) Grantee’s conviction, guilty plea, no contest plea, deferred adjudication or other trial diversion regarding any felony or any crime involving moral turpitude, or (vii) Grantee’s willful disregard of any material and reasonable directive, or material misconduct with respect to the business or affairs of Academy, Ltd., including any act or acts which adversely affect its image or reputation or which result in material financial loss to Academy, Ltd.
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Section 1.2Demotion
“Demotion” shall mean the demotion of the Grantee to an Employment position which is not then eligible for grants of options or to a position that is eligible for option grants at a lower level than the level for which the Grantee was eligible on the Grant Date.
Section 1.3Disability
“Disability” means “Disability” as defined in and determined under the Employment Agreement, if any, or if the Grantee has no Employment Agreement or the term “Disability” is not defined in the Employment Agreement, shall mean a physical or mental illness, incapacity or disability which has prevented the Grantee from substantially performing the Grantee’s material duties for a period of one-hundred and eighty (180) consecutive days.
Section 1.4Employed or Employment
“Employed” or “Employment” means employment by the Company or any of its Affiliates as an employee or the performance of services (whether as employee, consultant, director or member or other service provider) to the Company.
Section 1.5Employment Agreement
“Employment Agreement” means that certain associate employment agreement or other employment agreement, if any, specifying the terms of the Grantee’s Employment by the Company, Academy, Ltd. and/or any of their respective Affiliates, as applicable, as the same may be amended from time to time in accordance with its terms.
Section 1.6Exercise Price
“Exercise Price” means the price at which a Membership Unit may be purchased upon the exercise of the Time Option. For all purposes hereunder, the Exercise Price of the Time Option shall initially be the Exercise Price set forth on Section B of the Master Signature Page attached hereto (which is the Fair Market Value per Membership Unit on the Grant Date) and shall thereafter be subject to adjustment pursuant to the Plan.
Section 1.7New Position
    “New Position” shall have the meaning ascribed to such term in Section 3.3.
Section 1.8Time Option
“Time Option” means the option to purchase any part or all of an aggregate of the number and series of Membership Units granted to the Grantee under Section 2.1 of this Award.
ARTICLE II.
GRANT OF TIME OPTION
Section 2.1Grant of Time Options; Exercise Price

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For good and valuable consideration, upon the terms and conditions set forth herein and in the Plan, on and as of the Grant Date, the Company grants to the Grantee an option to purchase any part or all of an aggregate of the number and series of Membership Units set forth on Section B of the Master Signature Page attached hereto, at the Exercise Price, without commission or other charge.

ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1Vesting and Commencement of Exercisability
( a)Subject to Section 3.1(c) and so long as the Grantee continues to be Employed through the relevant vesting dates, the Time Option shall become vested and exercisable based on elapsed time, such that the percentages of the Time Option set forth in the table entitled Time Option Vesting Schedule on Appendix A attached hereto shall become vested and exercisable on each of the corresponding vesting dates set forth in such table.
( b)Notwithstanding any of the foregoing, upon a termination of the Grantee’s Employment at any time by reason of death or Disability, that portion of the Time Option that would have become vested and exercisable on the vesting date of the Time Option immediately following the date of such termination, had the Grantee remained Employed through such vesting date, will become vested and exercisable as of such termination.
( c)Notwithstanding any of Sections 3.1(a) or 3.1(b) above, in connection with any Change of Control, any then-outstanding and unvested portion of the Time Option shall become vested and exercisable as to one hundred percent (100%) of the Membership Units that are subject to such unvested portion, immediately prior to such Change of Control.
Section 3.2Expiration of Time Option
The Grantee may not exercise the exercisable portion of the Time Option to any extent and the unexercised portion of the Time Option shall lapse, upon the first to occur of the following events:
(a)the tenth anniversary of the Grant Date;
(b)the first anniversary of the date of the Grantee’s termination of Employment, if the Grantee’s Employment is terminated by reason of death or Disability; or
(c)one hundred eighty (180) days after the date of the Grantee’s termination of Employment by the Company or its Affiliates without Cause (for any reason other than as set forth in Section 3.2(b)); or
(d)immediately upon the date of the Grantee’s termination of Employment by the Company or its Affiliates for Cause; or
(e)thirty (30) days after termination of Employment by the Grantee (for any reason other than as set forth in Section 3.2(b)); or
(f)the date the Time Option is terminated pursuant to Section 5.1 or 5.2 of the Management Unitholder’s Agreement; or
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(g)if the Committee so determines pursuant to Section 7 or 8 of the Plan.
Section 3.3Demotion
No portion of the Time Option which has not become vested and exercisable at the date of the Grantee’s Demotion shall thereafter become vested and exercisable; provided, that in the event of Demotion to a position that is eligible for option grants at a lower level than the level for which the Grantee was eligible on the Grant Date (the “New Position”), then the Grantee acknowledges and agrees that (a) the terms of the foregoing shall apply only to that part (if any) of the portion of the Time Option which has not become vested and exercisable and exceeds the minimum number of options to which the New Position is eligible and (b) the Company may, in its sole discretion, further adjust (e.g., increase or reduce) the portion of the Time Option which has not become vested and exercisable at the date of the Grantee’s Demotion if, in its sole judgment, such further adjustment is appropriate; provided, further, that this Section 3.3 does not permit the Company to make an adjustment that results in an increase in the number of Membership Units subject to the Time Option that is greater than the number of Membership Units subject to each such portion of the Time Option granted pursuant to Section 2.1 and set forth on Section B of the Master Signature Page attached hereto. Notwithstanding anything to the contrary in the foregoing, the Company may, in its sole discretion, waive or adjust any portion of the terms of the immediately preceding sentence in the event of Demotion due to the transfer, illness or disability of the Grantee, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting the Grantee’s position or other similar circumstances.
ARTICLE IV.

EXERCISE OF TIME OPTION

Section 4.1Person Eligible to Exercise
Except as expressly provided for herein, the Plan or in the Management Unitholder’s Agreement, during the lifetime of the Grantee (other than in the case of the Disability of the Grantee), only the Grantee may exercise the Time Option or any portion thereof. After the Disability or death of the Grantee, any exercisable portion of the Time Option may, prior to the time when the Time Option becomes unexercisable under Section 3.2, be exercised by the Grantee’s legatees, personal representatives, or distributees.
Section 4.2Partial Exercise
Any exercisable portion of the Time Option or the entire Time Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Time Option or portion thereof becomes unexercisable under Section 3.2; provided, that any partial exercise shall be for whole Membership Units only.
Section 4.3Manner of Exercise
The Time Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company all of the following on or prior to the time when the Time Option or such portion becomes unexercisable under Section 3.2, and the satisfaction of all of the foregoing shall be determined in the discretion of the Company:
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(a)notice in writing signed by the Grantee or any other person then entitled to exercise the Time Option or portion thereof, stating that the Time Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;
(b)full payment of the exercise price applicable to any Time Option in cash, by check, in Membership Units (any such Membership Units valued at Fair Market Value on the date of exercise) that the Grantee has held for at least six months (or such lesser period of time as may be required by the Company’s accountants), through the withholding of Membership Units (any such Membership Units valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Time Option in a manner that is compliant with applicable law, or a combination of the foregoing methods;
(c)full payment in cash of any taxes due in respect of such exercise in cash, except that upon any termination of the Grantee’s Employment under a circumstance described in Section 3.2(b) or (c) above, the Grantee may make payment of any such taxes under any method described in Section 4.3(b) above;
(d)execution and delivery to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee;
(e)full payment to the Company of all amounts which, under federal, state or local law, it (or an Affiliate) is required to withhold upon exercise of the Time Option, except as otherwise agreed to by the Company under the Plan;
(f)in the event the Time Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the option; and
(g)if so requested by the Committee, an irrevocable voting proxy and power of attorney in favor of a designated member of the Board.
In addition, following an IPO, the Grantee may satisfy his or her obligations under Section 4.3(b) and/or (c) through the sale of Membership Units (or equity securities into which Membership Units are convertible) into the public market pursuant to a cashless exercise program that is compliant with applicable law, to the extent the sale of such Membership Units (or equity securities, as applicable) is permitted under the Management Unitholder’s Agreement.
Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Membership Units acquired on exercise of the Time Option does not violate the Securities Act of 1933, as amended, and may issue stop-transfer orders covering such Membership Units.
Section 4.4Conditions to Issuance of Membership Units
The Company shall not be required to record the ownership by the Grantee of Membership Units purchased upon the exercise of the Time Option or portion thereof prior to fulfillment of all of the following conditions:
(a)the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;
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(b)the lapse of such reasonable period of time following the exercise of the Time Option as may otherwise be required by applicable law; and
(c)the execution and to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee.
Section 4.5Rights as Unitholder; Member
The Grantee shall not be, and shall not have any of the rights or privileges of, unitholders or members of the Company in respect of any Membership Units purchasable upon exercise of the Time Option or any portion thereof unless and until a book entry representing such Membership Units has been made on the books and records of the Company and the Grantee has been admitted as a member pursuant to the terms of the LLC Agreement; provided, that the Grantee shall be deemed to be admitted as a member, retroactive to the date of exercise of the Time Option, once the criteria contained in Sections 4.3 and 4.4 hereof have been satisfied.
ARTICLE V.
MISCELLANEOUS

Section 5.1Administration
The Committee shall have the power to interpret the Plan and this Award and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules and all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company and all other interested persons; provided, that the foregoing powers shall not govern any determinations of “Cause” or “Disability” for purposes of this Award, which shall instead be subject to dispute pursuant to Section 5.6. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award; provided, that in no event may the Board or Committee terminate the Plan or the Time Option other than pursuant to Section 7 or 8 of the Plan or the Management Unitholder’s Agreement without the Grantee’s written consent.
Section 5.2Notices
Any notice to be given under the terms of this Award to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Grantee, shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.2.
Section 5.3Time Option Subject to Plan and Management Unitholder’s Agreement; Survival of Terms; Conflicts
The Time Option, and the Membership Units issued to the Grantee upon exercise of the Time Option, shall be subject to all of the terms and provisions of the Plan and the Management Unitholder’s Agreement, to the extent applicable to the Time Option and such Membership Units, and all such applicable terms are hereby incorporated by reference and made a part hereof, including, without limitation, those provisions contained in Sections 4.1, 5 and 7 of the Management Unitholder’s
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Agreement. In the event of any conflict between this Award and the Management Unitholder’s Agreement, the Management Unitholder’s Agreement shall control. This Award also remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and the Award, the Plan shall control. The provisions of the Award shall survive the termination of the Award to the extent consistent with, or necessary to carry out, the purposes thereof.
Section 5.4Amendment
Subject to Section 9 of the Plan, this Award may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Award.
Section 5.5Governing Law
This Award shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.
Section 5.6Disputes
Notwithstanding anything in the Plan to the contrary, any dispute with regard to the enforcement of this Award shall be exclusively resolved pursuant to the dispute resolution procedures set forth in the Employment Agreement, if any, or if the Grantee has no Employment Agreement or if no such procedures exist therein, pursuant to Section 14(h) of the Plan; provided, that any arbitration conducted pursuant to Section 14(h) of the Plan shall be conducted in the State of Texas.
Section 5.7Conformity to Section 409A
It is intended that the Time Option either be exempt from or comply with Section 409A, and this Award shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 5.7 in good faith; provided, that none of the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 5.7 to the extent administered in accordance therewith.
Section 5.8No Right of Employment or Service
Nothing contained herein shall confer on the Grantee any right to be continued in the Employ or service of the Company and/or any Affiliate, constitute any contract or agreement of Employment or other service or affect an employee’s status as an at-will employee, nor shall anything contained herein affect any rights which the Company and/or an Affiliate may have to change the Grantee’s compensation or other benefits or terminate such person’s Employment or association with the Company and/or its Affiliate for any reason (with or without Cause, with or without compensation) at any time.
Section 5.9Counterparts
This Award may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 5.10Electronic Delivery
    The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the
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Time Option provided to the Grantee through the stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Award, the Plan or the Management Unitholder’s Agreement (collectively, the “Award Governing Documents”), the Award Governing Documents shall control.

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This Time Option Award Agreement between the Company and the Grantee named on the Master Signature Page attached hereto is dated and executed as of the date set forth on such Master Signature Page.
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Appendix A
Time Option Vesting Schedule

The following percentages of the Time Option:	Shall become vested and exercisable on the following corresponding anniversaries of the Grant Date:
25%	First anniversary of the Grant Date
25%	Second anniversary of the Grant Date
25%	Third anniversary of the Grant Date
25%	Fourth anniversary of the Grant Date

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